Filed pursuant to Rule 424(b)(3)

Registration File Nos. 333-278306

811-23561

WILSHIRE PRIVATE ASSETS FUND

(the “Fund”)

Supplement dated October 7, 2026 to the Fund’s Prospectus

and Statement of Additional Information (the “SAI”), each dated July 29, 2026

This Supplement provides new and additional information beyond that contained in the Prospectus and SAI and should be read in conjunction with the Prospectus and SAI.

Effective immediately, Class D Shares of the Fund are available for purchase. Accordingly, all references to the contrary are hereby deleted from the Prospectus and SAI.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

DWP-SK-005-0100